As filed with the Securities and Exchange Commission on September 9, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VOLTA INC.

(Exact name of registrant as specified in its charter)

Delaware	35-2728007
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

155 De Haro Street
San Francisco, CA 94103
(888) 264-2208

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Vincent Cubbage

Interim Chief Executive Officer

155 De Haro Street
San Francisco, CA 94103
(888) 264-2208

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Albert W. Vanderlaan, Esq. Amanda Galton, Esq. Orrick Herrington & Sutcliffe LLP 222 Berkeley Street, Suite 2000 Boston, MA 02116 (617) 880-1800	Michelle Kley Executive Vice President, Chief Legal Officer and Corporate Secretary 155 De Haro Street San Francisco, CA 94103 (888) 264-2208

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 9, 2022

PROSPECTUS

 Class A Common Stock

Depositary Shares

Preferred Stock

Senior Debt Securities

Subordinated Debt Securities

Warrants

Rights

Units

From time to time, we may offer and sell up to $500,000,000 in aggregate principal amount of any combination of the securities described in this prospectus in one or more offerings. The securities we may offer may be convertible into or exercisable or exchangeable for other securities. We may offer the securities separately or together, in separate classes or series and in amounts, at prices and on terms that will be determined at the time the securities are offered.

This prospectus describes some of the general terms that may apply to these securities. Each time securities are sold, the specific terms and amounts of the securities being offered, and any other information relating to the specific offering will be set forth in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Our Class A Common Stock is listed on the NYSE under the symbol “VLTA” and our public warrants are listed on the NYSE under the symbol “VLTA WS.” On September 8, 2022, the closing price of our Class A Common Stock was $2.11 and the closing price of our public warrants was $0.56. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, of the securities covered by the applicable prospectus supplement.

We may offer and sell our securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on an immediate, continuous or delayed basis. The names of any underwriters, dealers or agents and the terms of the arrangements with such entities will be stated in the accompanying prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page 3 of this prospectus as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2022.

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Neither the delivery of this prospectus or any accompanying prospectus supplement, nor any sale of securities made under these documents, will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus, any accompanying prospectus supplement or any free writing prospectus we may provide you in connection with an offering or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. You should assume that the information in this prospectus or any accompanying prospectus supplement, as well as the information incorporated by reference in this prospectus or any accompanying prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this process, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings with an aggregate offering price up to $500,000,000. Before purchasing any securities, you should read this prospectus and any applicable prospectus supplement together with the additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of the offering, including the specific amounts, prices and terms of the securities offered. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. If this prospectus is inconsistent with the prospectus supplement or free writing prospectus, you should rely upon the prospectus supplement or free writing prospectus.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus, any applicable prospectus supplement and any related free writing prospectus, the words “VLTA,” “we,” “us,” “our,” or similar references refer to Volta Inc., a Delaware corporation (f/k/a Tortoise Acquisition Corp. II) (“Volta,” or the “Company”) and its consolidated subsidiaries; and the term “securities” refers collectively to our Class A common stock, preferred stock, depositary shares, debt securities, warrants, rights or any combination of the foregoing securities.

CERTAIN DEFINED TERMS

Unless the context otherwise requires, references in this prospectus to:

●	“Board” are to the board of directors of Volta;

●	“Business Combination” are to the transactions contemplated by the Business Combination Agreement.

●	“Business Combination Agreement” are to the Business Combination Agreement and Plan of Reorganization, dated as of February 7, 2021, by and among Tortoise Corp II, SNPR Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of Tortoise Corp II, SNPR Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Tortoise Corp II and Volta Industries, Inc., a Delaware corporation.

●	“Bylaws” are to the Bylaws of Volta dated August 26, 2021, as the same may be amended, supplemented or modified from time to time;

●	“Charter” are to the Certificate of Incorporation of Volta dated August 26, 2021, as the same may be amended, supplemented or modified from time to time;

●	“Class A Common Stock” are to the shares of Class A Common Stock, par value $0.0001 per share, of Volta;

●	“Class B Common Stock” are to the shares of Class B common stock, par value $0.0001 per share, of New Volta;

●	“Common Stock” are to the shares of Class A Common Stock and Class B Common Stock;

●	“Debt Securities” are to any debt securities of the Company that are secured or unsecured and are senior debt securities or subordinated debt securities;

●	“Depositary Shares” are to any depositary shares that are issued under deposit agreements to be entered into between the Company and a bank or trust company, as depositary;

●	“IPO” are to Tortoise Corp II’s initial public offering of units, which closed on September 15, 2020;

●	“management” or our “management team” are to our officers and directors;

●	“NYSE” are to the New York Stock Exchange;

●	“Preferred Stock” are to the shares of preferred stock, par value $0.0001 per share, of Volta;

●	“Tortoise Corp II” are to Tortoise Acquisition Corp. II, a Cayman Islands exempted company; and

●	“U.S. GAAP” are to the generally accepted accounting principles in the United States.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which involve substantial risks and uncertainties. These statements reflect the current views of management with respect to future events and our financial performance. In some cases, you can identify these statements by forward-looking words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “mission,” “plans,” “potential,” “projects,” “will,” “would” or the negative version of these words or other comparable words or phrases, but the absence of these words does not mean that a statement is not forward-looking. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. Moreover, our forward-looking statements may be affected by known, unknown or currently unforeseen risks, events or circumstances that may be outside our control. Factors that could cause actual results to differ materially from those in the forward-looking statements may include, but are not limited to, the following:

●	we have concluded that there is substantial doubt about our ability to continue as a going concern over the next 12 months;

●	our ability to raise additional capital on terms acceptable to us, if at all;

●	our term loan agreement contains financial maintenance and reporting covenants and other restrictive covenants that we may be unable to comply with;

●	our status as an early-stage company with a history of losses, and our expectation of incurring significant expenses and losses for the foreseeable future;

●	our ability to expand our geographic footprint and to build scalable and robust processes and controls;

●	our ability to remediate material weaknesses in our internal controls over financial reporting and maintain an effective system of internal control over financial reporting;

●	competition in the EV charging market, and the significant competition that we expect to face as the market for EV charging evolves;

●	the expectation that we will invest in growth for the foreseeable future, and our ability to manage growth effectively;

●	competition affecting our advertising-delivery activities, and the significant competition that we expect to face as the market for out-of-home and digital display media evolves;

●	our dependence on strong relationships with real estate and retail partners to build out our charging network;

●	our reliance on a limited number of suppliers and manufacturers for the supply of our charging stations, some of which are also early stage companies;

●	risks associated with construction, cost overruns and delays, and other contingencies that may arise in the course of completing installations;

●	risks associated with class action lawsuits, stockholder derivative actions and other litigation in which we are, or may become, involved;

●	risks related to natural disasters and health pandemics, including any potential future impact of the coronavirus disease (“COVID-19”) pandemic on our business;

●	our ability to attract and retain key employees and hire qualified management, technical, engineering and sales personnel, and the ability of new management team members to work together effectively;

●	cost increases, delays, new or increased taxation and/or other restrictions on the availability or cost of electricity at our current and future charging sites;

●	our ability to shift from free EV charging to pay-for-use charging and requiring mobile check-ins;

●	the possibility that our charging stations, mobile application platform and related equipment could contain undetected defects, errors or bugs in hardware or software;

●	security and privacy threats, including computer malware, viruses, ransomware, hacking, phishing attacks and other network disruptions;

●	our ability to protect our technology and intellectual property from unauthorized use by third parties;

●	interruptions, delays in service or inability to increase capacity with our cloud service providers;

●	our ability to collect and leverage customer data in all geographic locations;

●	the impact of, and changes in, government policies, laws and regulations on our business and operations, including government regulation of outdoor media, privacy concerns and laws and environmental, health and safety laws and regulations; and

●	our ability to protect our technology and intellectual property from unauthorized use by third parties.

These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including, without limitation, the risks set forth in Part I, Item 1A, “Risk Factors” of the Annual Report on Form 10-K for the year ended December 31, 2021, as updated in Part II, Item 1A, “Risk Factors” of the Quarterly Report on Form 10-Q for the six months ended June 30, 2022, and in our other filings with the SEC. Except as required by law, we do not assume any obligation to update any forward-looking statements, even if new information becomes available in the future.

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ABOUT THE COMPANY

Overview

Volta’s mission is to build the fueling infrastructure of the future. Volta’s vision is to create an electric vehicle (“EV”) charging network that capitalizes on and catalyzes the shift from gasoline to electric vehicles. Volta places its charging stations in high traffic public locations that driver and consumer behavior data suggest are stopping points in EV drivers’ daily routines. Located near the entrances of retail and other commercial facilities, the digital display screens on Volta’s media enabled stations offer its media partners the opportunity to advertise to potential consumers just before they enter that facility. By both attracting EV drivers to a particular location to run an errand that was on their to-do list and providing a high impact advertising opportunity just before a purchasing decision, Volta’s charging stations allow it to enhance its site and media partners’ core commercial interests.

Volta’s business entails partnering with real estate and retail partners with national and regional multi-site portfolios of commercial and retail properties, as well as municipalities and local business owners, to locate, install, and deploy its EV charging stations in premier locations. These site hosts span a wide array of industries and locations, including retail centers, grocery stores, pharmacies, movie theaters, parking lots, healthcare/medical facilities, municipalities, sport and entertainment venues, parks and recreation areas, restaurants, schools and universities, certain transit and fueling locations, office buildings and other locations. Volta generally signs long-term contracts to locate its charging stations at site host properties and grows its footprint over time as its station utilization justifies additional investment in EV charging infrastructure. Volta also sells charging stations to certain business partners, while continuing to perform related installation, operation and maintenance services. For both Volta-owned and partner-owned charging stations, Volta sells media display time on the charging stations’ digital displays to its media and advertising partners. In addition, while Volta currently provides sponsored charging services to drivers at many locations, Volta has recently introduced pay-for-use charging at some of its charging stations. As of June 30, 2022, Volta had installed over 2,800 chargers across 28 territories and states that have generated over 294,000 charging sessions per month, forming one of the most utilized charging networks in the United States. Substantially all of Volta’s assets are maintained in, and its operating losses are attributable to, the United States.

Volta’s differentiated business model aims to maximize deployment of capital to deliver compelling value per unit and dollars per mile of capital invested. Volta’s current business model is capable of generating revenue from multiple sources: media revenue, network development, charging network operations and network intelligence.

●	Media revenue is derived from the sale of advertising to Volta partners that purchase media display time on its advertising-driven charging stations to conduct their media and advertising campaigns to generate commerce or influence targeted driver behavior.

●	Network development revenue is generated by providing installation, infrastructure development, operating and maintenance services, and the sale of Volta’s charging products to select site hosts. Network development revenue is also generated from contracts with utility companies for the sale of installed electrical infrastructure. Volta’s network development customers consist of select site hosts that purchase Volta charging stations and receive associated installation and maintenance services, utility companies with whom Volta contracts to perform electrical infrastructure development activities, and select site partners for whom Volta performs the development work required to prepare a site for EV charging infrastructure. Currently, there is immaterial overlap between Volta’s media revenue and network development customers.

●	Charging network operations revenue is generated by tracking the delivery of electricity through the use of Volta’s charging stations, generating California’s Low-Carbon Fuel Standard (“LCFS”) credits which Volta sells to third parties under the regulatory framework currently in effect. Volta has also recently implemented pay-for-use charging features at some of its charging stations and its charging network operations revenue includes fees received for its paid charging services and its charging network operations customers include drivers that utilize Volta’s paid charging services.

Network intelligence revenue consists of license or service fees from the sale of Volta’s proprietary software tools related to its EV charging network analysis. Volta offers access to its PredictEVTM tool, a machine-learning built software tool that Volta uses for network planning, to utility companies, channel partners and other third parties as a SaaS offering to help them assess the impact that EV adoption and the shift to electric mobility will have on electricity demand in their service areas.

Corporate Information

We were incorporated on July 24, 2020, as a Cayman Islands exempted company under the name Tortoise Acquisition Corp. II for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. On September 15, 2020, Tortoise Corp II completed its initial public offering. On August 27, 2021, Tortoise Corp II consummated the Business Combination with Volta pursuant to the Business Combination Agreement. In connection with the Business Combination, Tortoise Corp II changed its name to Volta Inc.

Our principal executive offices are located at 155 De Haro Street, San Francisco, California 94103. Our telephone number is (888) 264-2208. Our website address is www.voltacharging.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

Volta, the Volta logo and our other registered or common law trademarks, service marks or trade names appearing in this prospectus are the property of Volta. Other trademarks, service marks and trade names used in this prospectus are the property of their respective owners.

RISK FACTORS

Investing in our securities involves risks. Before deciding to purchase any of our securities, you should read carefully the discussion of risks and uncertainties under the headings “Risk Factors” and “Information Regarding Forward-Looking Statements” contained in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, filed subsequent to such Form 10-K, as well as any amendments thereto, which are incorporated by reference into this prospectus and the applicable prospectus supplement in their entirety, together with other information in this prospectus and the applicable prospectus supplement, the documents incorporated by reference herein and therein, and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find Additional Information.”

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of securities offered by this prospectus and any applicable prospectus supplement for general corporate purposes. Until we apply the proceeds from a sale of securities to their intended purposes, we may invest those proceeds in short-term, interest-bearing, investment-grade, securities or hold as cash.

DESCRIPTION OF OUR CAPITAL STOCK

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities and is qualified in its entirety by reference to the applicable provisions of Delaware law and our Charter and Bylaws, which are exhibits to the registration statement of which this prospectus is a part. We urge you to read each of the applicable provisions of Delaware law, our Charter and Bylaws described herein in their entirety for a complete description of the rights and preferences of our securities. For more information as to how you can obtain a current copy of our Charter and Bylaws, see “Where You Can Find More Information” herein.

Authorized and Outstanding Stock

Pursuant to the terms of the Charter, our authorized capital stock consists of:

●	350,000,000 shares of Class A Common Stock, $0.0001 par value per share;

●	50,000,000 shares of Class B Common Stock, $0.0001 par value per share; and

●	10,000,000 shares of Preferred Stock, $0.0001 par value per share.

As of September 7, 2022, there were (i) 168,913,448 shares of Class A Common Stock outstanding held by 156 holders of record, (ii) no shares of Class B Common Stock outstanding and (iii) no shares of Preferred Stock outstanding.

Class A Common Stock

Voting Rights

The Charter provides that, except as otherwise expressly provided by the Charter or as provided by law, the holders of Class A Common Stock and Class B Common Stock shall at all times vote together as a single class on all matters; provided however, that, except as otherwise required by law, holders of shares of Class A Common Stock and Class B Common Stock shall not be entitled to vote on any amendment to the Charter that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to the Charter. Except as otherwise expressly provided in the Charter or by applicable law, each holder of Class A Common Stock shall have the right to one vote per share of Class A Common Stock held of record by such holder.

Dividend Rights

Subject to preferences that may apply to any shares of Preferred Stock outstanding at the time, shares of Class A Common Stock and Class B Common Stock are treated equally, identically and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid from time to time by the Board out of any assets of Volta legally available therefor; provided, however, that in the event a dividend is paid in the form of shares of Class A Common Stock, Class B Common Stock or Rights (as defined below) then holders of Class A Common Stock will receive shares of Class A Common Stock or Rights and holders of Class B Common Stock will receive shares of Class B Common Stock or Rights, with holders of shares of Class A Common Stock and Class B Common Stock receiving, on a per share basis, an identical number of shares of Class A Common Stock or Class B Common Stock, as applicable.

Notwithstanding the foregoing, the Board may pay or make a disparate dividend or distribution per share of Class A Common Stock or Class B Common Stock (whether in the amount of such dividend or distribution payable per share, the form in which such dividend or distribution is payable, the timing of the payment, or otherwise) if such disparate dividend or distribution is approved in advance by both (a) the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of Class A Common Stock and (b) the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of Class B Common Stock, each voting separately as a class.

Rights Upon Liquidation, Dissolution and Winding Up

Subject to any preferential or other rights of any holders of Preferred Stock then outstanding, upon the liquidation, dissolution or winding up of Volta, whether voluntary or involuntary, holders of Class A Common Stock and Class B Common Stock are entitled to receive ratably all assets of Volta available for distribution to its stockholders unless disparate or different treatment of the shares of each such class with respect to distributions upon any such liquidation, dissolution or winding up is approved in advance by both (a) the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of Class A Common Stock and (b) the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of Class B Common Stock, each voting separately as a class.

Other Rights

The holders of Class A Common Stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the Class A Common Stock. The rights, preferences and privileges of holders of shares of Class A Common Stock are subject to those of the holders of any shares of Preferred Stock that Volta may issue in the future.

Preferred Stock

The Charter provides that shares of Preferred Stock may be issued from time to time in one or more series. The Board is authorized to fix the designation, vesting, powers (including voting powers), preferences and relative, participating, optional or other rights (and the qualifications, limitations or restrictions thereof) of the shares of each such series and to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series.

The number of authorized shares of Preferred Stock may also be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of capital stock of Volta entitled to vote thereon, without a separate vote of the holders of the Preferred Stock or any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation designating a series of Preferred Stock.

The Board is able to, subject to limitations prescribed by Delaware law, without stockholder approval, issue Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Class A Common Stock and Class B Common Stock and could have anti-takeover effects. The ability of the Board to issue Preferred Stock without stockholder approval, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change of control of Volta or the removal of Volta’s management and may adversely affect the market price of Class A Common Stock and the voting and other rights of the holders of Volta. We do not have any outstanding Preferred Stock as of the date of this prospectus.

Certain Anti-Takeover Provisions of Delaware Law and our Governing Documents

We will not opt out of Section 203 of the DGCL under our Charter. Under Section 203 of the DGCL, Volta will be prohibited from engaging in any business combination with any stockholder for a period of three years following the time that such stockholder (the “interested stockholder”) came to own at least 15% of the outstanding voting stock of Volta (the “acquisition”), except if:

●	the Board approved the acquisition prior to its consummation;

●	the interested stockholder owned at least 85% of the outstanding voting stock upon consummation of the acquisition; or

●	the business combination is approved by the Board, and by a 2/3 majority vote of the other stockholders in a meeting.

Generally, a “business combination” includes any merger, consolidation, asset or stock sale or certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.

Under certain circumstances, declining to opt out of Section 203 of the DGCL will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with Volta for a three-year period. This may encourage companies interested in acquiring Volta to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves the acquisition which results in the stockholder becoming an interested stockholder.

This may also have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Written Consent by Stockholders

Under our governing documents, subject to the rights of any series of Preferred Stock then outstanding, any action required or permitted to be taken by the stockholders of Volta must be effected at a duly called annual or special meeting of stockholders of Volta and may not be effected by any consent in writing by such stockholders.

Special Meeting of Stockholders

Under our charter documents, special meetings of stockholders of Volta may be called only by the chairperson of the Board, the chief executive officer or president of Volta, the lead independent director of the Board or the Board acting pursuant to a resolution adopted by a majority of the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships, and may not be called by any other person or persons. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Under the Bylaws, advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of Volta shall be given in the manner and to the extent provided the Bylaws.

Amended and Restated Registration Rights

In connection with the closing of transactions contemplated by the Business Combination Agreement, that certain Registration Rights Agreement, dated September 10, 2020, among Tortoise Corp II and certain persons and entities holding securities of Tortoise Corp II, was amended and restated and Tortoise Corp II, certain persons and entities holding securities of Tortoise Corp II prior to the closing of the Business Combination (the “Initial Holders”) and certain persons and entities receiving Class A Common Stock or instruments exercisable for Class A Common Stock in connection with the Business Combination (the “New Holders” and, together with the Initial Holders, the “Registration Rights Holders”) entered into an amended and restated registration rights agreement (the “A&R Registration Rights Agreement”).

Pursuant to the A&R Registration Rights Agreement, Volta agreed that, within 30 calendar days after the Closing, Volta will file with the SEC (at Volta’s sole cost and expense) a registration statement registering the resale of certain securities held by or issuable to the Registration Rights Holders (the “Resale Registration Statement”), and Volta will use its commercially reasonable best efforts to have the Resale Registration Statement declared effective as soon as reasonably practicable after the filing thereof. In certain circumstances, certain of the Registration Rights Holders can demand up to three underwritten offerings, and all of the Registration Rights Holders will be entitled to customary piggyback registration rights. The A&R Registration Rights Agreement does not provide for the payment of any cash penalties by Volta if it fails to satisfy any of its obligations under the A&R Registration Rights Agreement.

Our Transfer Agent

The transfer agent for the Class A Common Stock is Computershare Trust Company, N.A. We have agreed to indemnify Computershare Trust Company, N.A. in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Listing of Securities

Our Class A Common Stock is listed on the NYSE under the symbol “VLTA.”

Rule 144

Pursuant to Rule 144 of the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our Class A Common Stock for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our “affiliates” at the time of, or at any time during the three months preceding, a sale, (ii) we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and (iii) we have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale. After a one-year holding period, assuming we remain subject to the Exchange Act reporting requirements, such a person may sell their securities without regard to clause (iii) in the prior sentence.

Persons who have beneficially owned restricted shares of our Class A Common Stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	one percent (1%) of the total number of shares of Class A Common Stock then outstanding; or

●	the average weekly reported trading volume of the Class A Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than Business Combination related shell companies) or issuers that have been at any time previously a shell company, including us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met at the time of such resale:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As of the date of this prospectus, we believe that the foregoing conditions have been met.

DESCRIPTION OF OUR DEPOSITARY SHARES

The Depositary Shares will be issued under deposit agreements to be entered into between us and a bank or trust company, as depositary, all to be set forth in the applicable prospectus supplement relating to any or all Depositary Shares in respect of which this prospectus is being delivered. We will file a copy of the deposit agreement and the depositary receipt with the SEC each time we issue a series of Depositary Shares, and these depositary receipts and deposit agreement will be incorporated by reference into the registration statement of which this prospectus forms a part.

General

If we elect to offer fractional interests in shares of Preferred Stock, we will provide for the issuance by a depositary to the public of receipts for Depositary Shares. Each depositary share will represent fractional interests of Preferred Stock. We will deposit the shares of Preferred Stock underlying the Depositary Shares under a deposit agreement between us and a bank or trust company selected by us. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50 million. The depositary receipts will evidence the Depositary Shares issued under the deposit agreement.

The deposit agreement will contain terms applicable to the holders of Depositary Shares in addition to the terms stated in the depositary receipts. Each owner of Depositary Shares will be entitled to all the rights and preferences of the Preferred Stock underlying the Depositary Shares in proportion to the applicable fractional interest in the underlying shares of Preferred Stock. The depositary will issue the depositary receipts to individuals purchasing the fractional interests in shares of the related Preferred Stock according to the terms of the offering described in a prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the Preferred Stock to the entitled record holders of Depositary Shares in proportion to the number of Depositary Shares that the holder owns on the relevant record date. The depositary will distribute only an amount that can be distributed without attributing to any holder of Depositary Shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of Depositary Shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of Depositary Shares, in proportion, insofar as possible, to the number of Depositary Shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the Preferred Stock will be available to the holders of the Depositary Shares.

Conversion, Exchange and Redemption

If any series of Preferred Stock underlying the Depositary Shares may be converted or exchanged, each record holder of depositary receipts will have the right or obligation to convert or exchange the Depositary Shares represented by the depositary receipts.

Whenever we redeem shares of Preferred Stock held by the depositary, the depositary will redeem, at the same time, the number of Depositary Shares representing the Preferred Stock. The depositary will redeem the Depositary Shares from the proceeds it receives from the corresponding redemption, in whole or in part, of the applicable series of Preferred Stock. The depositary will mail a notice of redemption to the record holders of the Depositary Shares that are to be redeemed between 30 and 60 days before the date fixed for redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the applicable series of Preferred Stock. If less than all the Depositary Shares are to be redeemed, the depositary will select which shares to be redeemed by lot, proportionate allocation or another method.

After the date fixed for redemption, the Depositary Shares called for redemption will no longer be outstanding. When the Depositary Shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption.

Voting

When the depositary receives notice of a meeting at which the holders of the Preferred Stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the Depositary Shares. Each record holder of Depositary Shares on the record date may instruct the depositary on how to vote the shares of Preferred Stock underlying the holder’s Depositary Shares. The depositary will try, if practical, to vote the number of shares of Preferred Stock underlying the Depositary Shares according to the instructions. The depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Shares representing such Preferred Stock. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Record Date

Whenever (1) any cash dividend or other cash distribution will become payable, any distribution other than cash shall be made, or any rights, preferences or privileges will be offered with respect to the Preferred Stock, or (2) the depositary receives notice of any meeting at which holders of Preferred Stock are entitled to vote or of which holders of Preferred Stock are entitled to notice, or of the mandatory conversion of or any election on our part to call for the redemption of any Preferred Stock, the depositary will in each such instance fix a record date (which will be the same as the record date for the Preferred Stock) for the determination of the holders of depositary receipts (x) who will be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (y) who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the deposit agreement.

Amendments

We and the depositary may agree to amend the deposit agreement and the depositary receipt evidencing the Depositary Shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the Depositary Shares as described in the deposit agreement or (b) otherwise prejudices any substantial existing right of holders of Depositary Shares, will not take effect until 30 days after the depositary has mailed notice of the amendment to the record holders of Depositary Shares. Any holder of Depositary Shares that continues to hold its shares at the end of the 30-day period will be deemed to have agreed to the amendment.

Termination

We may direct the depositary to terminate the deposit agreement by mailing a notice of termination to holders of Depositary Shares at least 30 days before termination. In addition, a deposit agreement will automatically terminate if:

●	the depositary has redeemed all related outstanding Depositary Shares, or

●	we have liquidated, terminated or wound up our business and the depositary has distributed the Preferred Stock of the relevant series to the holders of the related Depositary Shares.

The depositary may likewise terminate the deposit agreement if at any time 60 days have expired after the depositary have delivered to us a written notice of its election to resign and a successor depositary has not been appointed and accepted its appointment. If any depositary receipts remain outstanding after the date of termination, the depositary thereafter will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except as provided below and except that the depositary will continue (1) to collect dividends on the Preferred Stock and any other distributions with respect thereto and (2) to deliver the Preferred Stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for depositary receipts surrendered. At any time after the expiration of two years from the date of termination, the depositary may sell the Preferred Stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of depositary receipts that have not been surrendered.

Payment of Fees and Expenses

We will pay all fees, charges and expenses of the depositary, including the initial deposit of the Preferred Stock and any redemption of the Preferred Stock. Holders of Depositary Shares will pay transfer and other taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.

Resignation and Removal of Depositary

At any time, the depositary may resign by delivering notice to us, and we may remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Reports

The depositary will forward to the holders of Depositary Shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our amended and restated certificate of incorporation to furnish to the holders of the Preferred Stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The deposit agreement limits our obligations and the depositary’s obligations to performance in good faith of the duties stated in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any Depositary Shares or Preferred Stock unless the holders of Depositary Shares requesting us to do so furnish us with satisfactory indemnity. In performing our obligations, we and the depositary may rely upon the written advice of our counsel or accountants, on any information that competent people provide to us and on documents that we believe are genuine.

DESCRIPTION OF OUR DEBT SECURITIES

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the Debt Securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future Debt Securities we may offer, we will describe the particular terms of any Debt Securities that we may offer in more detail in the applicable prospectus supplement. The terms of any Debt Securities we offer under a prospectus supplement may differ from the terms we describe below.

The Debt Securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. We will issue the senior notes under the senior indenture which we will enter into with one or more trustees. We will issue the subordinated notes under the subordinated indenture which we will enter into with one or more trustees. We have filed forms of these documents as exhibits to the registration statement of which this prospectus forms a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of the material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of Debt Securities. We urge you to read the applicable prospectus supplements related to the Debt Securities that we sell under this prospectus, as well as the complete indenture that contain the terms of the Debt Securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement the terms relating to a series of Debt Securities, including, to the extent applicable:

●	the title;

●	the principal amount being offered and, if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of Debt Securities in global form and, if so, the terms and who the depositary will be;

●	the maturity date;

●	the principal amount due at maturity and whether the Debt Securities will be issued with any original issue discount;

●	whether and under what circumstances, if any, we will pay additional amounts on any Debt Securities held by a person who is not a U.S. person for U.S. federal income tax purposes, and whether we can redeem the Debt Securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the Debt Securities will be secured or unsecured, and the terms of any secured debt;

●	whether or not the Debt Securities will be senior or subordinated, and the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of Debt Securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

●	provisions for a sinking fund, purchase or other analogous fund, if any;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of Debt Securities;

●	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

●	incur additional indebtedness;

●	issue additional securities;

●	create liens;

●	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

●	redeem capital stock;

●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

●	make investments or other restricted payments;

●	sell or otherwise dispose of assets;

●	enter into sale-leaseback transactions;

●	engage in transactions with shareholders and affiliates;

●	issue or sell stock of our subsidiaries; or

●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of any material or special U.S. federal income tax considerations applicable to the Debt Securities;

●	information describing any book-entry features;

●	the procedures for any auction and remarketing, if any;

●	the denominations in which we will issue the series of Debt Securities, if other than denominations of $1,000 and any integral multiple thereof;

●	if other than U.S. dollars, the currency in which the series of Debt Securities will be denominated; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the Debt Securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the Debt Securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the Debt Securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplements the terms on which a series of Debt Securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of Debt Securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the form initially filed as exhibits to the registration statement of which this prospectus forms a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquirer of such assets must assume all of our obligations under the indentures and the Debt Securities.

If the Debt Securities are convertible into our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the Debt Securities into securities which the holders of the Debt Securities would have received if they had converted the Debt Securities before the consolidation, merger or sale.

Events of Default Under the Indentures

Unless otherwise specified in the applicable prospectus supplement, the following are events of default under the indentures with respect to any series of Debt Securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been validly extended;

●	if we fail to pay the principal, or premium, if any, or to make payment required by any sinking fund or analogous fund when due and payable and the time for payment has not been validly extended;

●	if we fail to observe or perform any other covenant contained in the Debt Securities or the indentures, other than a covenant specifically relating to another series of Debt Securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to Debt Securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series may, by notice to us in writing (and to the debenture trustee if notice is given by such holders), declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each series of Debt Securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding Debt Securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of Debt Securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the Debt Securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the Debt Securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies, if:

●	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee, to institute the proceeding as trustee; and

●	the debenture trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series other conflicting directions, within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of Debt Securities if we default in the payment of the principal, premium, if any, or interest on the Debt Securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may modify an indenture without the consent of any holders with respect to specific matters, including, without limitation:

●	to fix any ambiguity, defect or inconsistency in the indenture or in the Debt Securities of any series;

●	to comply with the provisions described above under “Consolidation, Merger or Sale”;

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

●	to evidence and provide for the acceptance of appointment under the indenture by a successor trustee;

●	to provide for uncertificated Debt Securities in addition to or in place of certificated securities and to make all appropriate changes for such purpose;

●	to evidence and provide for the acceptance of appointment under the indenture by a successor trustee;

●	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authentication and delivery of Debt Securities of any series;

●	to provide for the issuance of and establish the form and terms and conditions of the Debt Securities of any series authorized pursuant to the indentures, to establish the form of any certifications required to be furnished pursuant to the indentures or any series or to add to the rights of the holders of any series of Debt Securities;

●	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

●	to change anything that does not adversely affect the rights of any holder of Debt Securities of any series in any material respect.

In addition, under the indentures, the rights of holders of Debt Securities of any series may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding Debt Securities affected:

●	extending the fixed maturity of the Debt Securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest or reducing any premium payable upon the redemption of any Debt Securities; or

●	reducing the percentage of Debt Securities the holders of which are required to consent to any supplemental indenture.

Discharge

The indentures provide that we can elect to be discharged from our obligations with respect to one or more series of Debt Securities, except for certain obligations, including obligations to:

●	register the transfer or exchange of Debt Securities of the series;

●	replace mutilated, destroyed, lost or stolen Debt Securities of the series;

●	maintain paying agencies;

●	compensate and indemnify the debenture trustee; and

●	appoint any successor trustee

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations, or a combination of both, sufficient to pay all of the principal, premium, if any, and interest on the Debt Securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the Debt Securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue Debt Securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the Debt Securities of any series can exchange the Debt Securities for other Debt Securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplements, holders of the Debt Securities may present the Debt Securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the Debt Securities that the holder presents for transfer or exchange, we will not impose a service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges applicable to or associated with such registration of transfer or exchange.

We will name in the applicable prospectus supplements the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any Debt Securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the Debt Securities of each series.

If we elect to redeem the Debt Securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any Debt Securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Debt Securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any Debt Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Debt Securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of Debt Securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any Debt Securities on any interest payment date to the person in whose name the Debt Securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of, and any premium and interest on, the Debt Securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make certain payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the debenture trustee in the city of New York as our sole paying agent for payments with respect to Debt Securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the Debt Securities of a particular series. We will maintain a paying agent in each place of payment for the Debt Securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any Debt Securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the Debt Security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the Debt Securities will be governed by and construed in accordance with the laws of the state of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

The subordinated Debt Securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the form initially filed as exhibits to the registration statement of which this prospectus forms a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt. Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of Debt Securities.

DESCRIPTION OF OUR WARRANTS

Warrants

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase Class A Common Stock, Preferred Stock and Debt Securities in one or more series (such warrants, the “Warrants”). Each such Warrant will entitle the holder to purchase for cash a number of shares of Class A Common Stock, Preferred Stock or the principal amount of Debt Securities at the exercise price as, in each case, will be described in, or can be determined from, the applicable prospectus supplement relating to the Warrants. Warrants may be offered independently or together with our Class A Common Stock, Preferred Stock, Debt Securities and/or Rights offered by any prospectus supplement and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any Warrants we may offer under this prospectus, we will describe the particular terms of any Warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any Warrants we offer under a prospectus supplement may differ from the terms we describe below.

We will issue the Warrants directly or under a warrant agreement which we will enter into with a warrant agent to be selected by us. Each series of Warrants will be issued under a separate warrant agreement (each, a “Warrant Agreement”) to be entered into between us and a bank or trust company, as warrant agent (a “Warrant Agent”), all as set forth in the prospectus supplement relating to the particular issue of Warrants. The Warrant Agent will act solely as an agent of ours in connection with the Warrants and will not act as an agent for the holders or beneficial owners of the Warrants.

The following summary of material provisions of the Warrants and the Warrant Agreements are subject to, and qualified in their entirety by reference to, all of the provisions of the Warrant Agreements applicable to a particular series of Warrants. We urge you to read the applicable prospectus supplements related to the Warrants that we sell pursuant to this prospectus, as well as the complete Warrant Agreements that contain the terms of the Warrants.

General

We will describe in the applicable prospectus supplements the terms relating to a series of Warrants.

If Warrants for the purchase of our Class A Common Stock or Preferred Stock are offered, the prospectus supplements will describe the following terms, to the extent applicable:

●	the offering price and the aggregate number of Warrants offered;

●	the total number of shares that can be purchased if a holder of the Warrants exercises them and, in the case of Warrants for Preferred Stock, the designation, total number and terms of the series of Preferred Stock that can be purchased upon exercise;

●	the designation and terms of any series of Preferred Stock with which the Warrants are being offered and the number of Warrants being offered with each share of Class A Common Stock or Preferred Stock;

●	the date on and after which the holder of the Warrants can transfer them separately from the related Class A Common Stock or series of Preferred Stock;

●	the number of shares of Class A Common Stock or Preferred Stock that can be purchased if a holder exercises the Warrant and the price at which such Class A Common Stock or Preferred Stock may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

●	the terms of any rights to redeem or call, or accelerate the expiration of, the Warrants;

●	the date on which the right to exercise the Warrants begins and the date on which that right expires;

●	the number of Warrants outstanding, if any;

●	a discussion of any material U.S. federal income tax considerations applicable to the Warrants;

●	the terms, if any, on which we may accelerate the date by which the Warrants must be exercised;

●	whether the Warrants are issued pursuant to a Warrant Agreement with a Warrant Agent or issued directly by us; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the Warrants.

Warrants for the purchase of Class A Common Stock or Preferred Stock will be in registered form only.

If Warrants for the purchase of Debt Securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:

●	the offering price and the aggregate number of Warrants offered;

●	the currencies in which the Warrants are being offered;

●	the designation, aggregate principal amount, currencies, denominations and terms of the series of Debt Securities that can be purchased if a holder exercises a Warrant;

●	the designation and terms of any series of Debt Securities with which the Warrants are being offered and the number of Warrants offered with each such debt security;

●	the date on and after which the holder of the Warrants can transfer them separately from the related series of Debt Securities;

●	the principal amount of the series of Debt Securities that can be purchased if a holder exercises a Warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

●	the terms of any rights to redeem or call the Warrants;

●	the date on which the right to exercise the Warrants begins and the date on which such right expires;

●	the number of Warrants outstanding, if any;

●	a discussion of any material U.S. federal income tax considerations applicable to the Warrants;

●	the terms, if any, on which we may accelerate the date by which the Warrants must be exercised;

●	whether the Warrants are issued pursuant to a Warrant Agreement with a Warrant Agent or issued directly by us; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the Warrants.

Warrants for the purchase of Debt Securities will be in registered form only.

A holder of Warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the Warrant Agent or any other office indicated in the applicable prospectus supplement. Until any Warrants to purchase Class A Common Stock or Preferred Stock are exercised, holders of the Warrants will not have any rights of holders of the underlying Class A Common Stock or Preferred Stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “Warrant Adjustments” below. Until any Warrants to purchase Debt Securities are exercised, the holder of the Warrants will not have any of the rights of holders of the Debt Securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying Debt Securities or to enforce covenants in the applicable indenture.

Exercise of Warrants

Each holder of a Warrant is entitled to purchase the number of shares of Class A Common Stock or Preferred Stock or principal amount of Debt Securities, as the case may be, at the exercise price described in the applicable prospectus supplements. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised Warrants will become void.

A holder of Warrants may exercise them by following the general procedure outlined below:

●	delivering to us or to the Warrant Agent the payment required by the applicable prospectus supplements to purchase the underlying security;

●	properly completing and signing the reverse side of the Warrant certificate representing the Warrants; and

●	delivering the Warrant certificate representing the Warrants to us or to the Warrant Agent within five business days of receipt of payment of the exercise price.

If the holder complies with the procedures described above, the Warrants will be considered to have been exercised when we receive or the Warrant Agent receives, as applicable, payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the Warrant not being closed on such date. After the holder has completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to such holder the Class A Common Stock, Preferred Stock or Debt Securities that such holder purchased upon exercise. If the holder exercises fewer than all of the Warrants represented by a Warrant certificate, a new Warrant certificate will be issued to such holder for the unexercised amount of Warrants. Holders of Warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the Warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a Warrant Agreement without the consent of the holders of the applicable Warrants to cure ambiguities in the Warrant Agreement, to cure, correct or supplement a defective provision in the Warrant Agreement, or to provide for other matters under the Warrant Agreement that we and the Warrant Agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the Warrants.

Warrant Adjustments

Unless the applicable prospectus supplements state otherwise, the exercise price of, and the number of securities covered by, a Class A Common Stock Warrants or Preferred Stock Warrants will be adjusted proportionately if we subdivide or combine our Class A Common Stock or Preferred Stock, as applicable.

In addition, unless the prospectus supplements state otherwise, if we, without payment therefor:

●	issue capital stock or other securities convertible into or exchangeable for Class A Common Stock or Preferred Stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our Class A Common Stock or Preferred Stock;

●	pay any cash to holders of our Class A Common Stock or Preferred Stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the Preferred Stock;

●	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our Class A Common Stock or Preferred Stock; or

●	issue Class A Common Stock or Preferred Stock or additional stock or other securities or property to holders of our Class A Common Stock or Preferred Stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement;

then the holders of Class A Common Stock Warrants and Preferred Stock Warrants, as applicable, will be entitled to receive upon exercise of the Warrants, in addition to the securities otherwise receivable upon exercise of the Warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the Class A Common Stock or Preferred Stock, as applicable, issuable under the Warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a Class A Common Stock Warrant or Preferred Stock Warrant, and the amounts of other securities or property to be received, if any, upon exercise of those Warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of Class A Common Stock Warrants and Preferred Stock Warrants may have additional rights under the following circumstances:

●	certain reclassifications, capital reorganizations or changes of the Class A Common Stock or Preferred Stock, as applicable;

●	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the Class A Common Stock or Preferred Stock, as applicable; or

●	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our Class A Common Stock or Preferred Stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the Class A Common Stock Warrants and Preferred Stock Warrants then outstanding, as applicable, will be entitled to receive upon exercise of their Warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their Warrants immediately before the transaction.

DESCRIPTION OF OUR RIGHTS

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the rights that we may offer under this prospectus, which consist of rights to purchase our Class A Common Stock, Preferred Stock and/or Debt Securities in one or more series (the “Rights”). Rights may be offered independently or together with our common stock, Preferred Stock, Debt Securities and/or Warrants offered by any prospectus supplement and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future Rights we may offer pursuant to this prospectus, we will describe the particular terms of any Rights that we may offer in more detail in the applicable prospectus supplements. The terms of any Rights we offer under a prospectus supplement may differ from the terms we describe below.

The applicable prospectus supplements relating to any Rights that we offer will include specific terms of any offering of Rights for which this prospectus is being delivered, including the following, to the extent applicable:

●	the date for determining the persons entitled to participate in the Rights distribution;

●	the price, if any, per Right;

●	the exercise price payable for each share of common stock, share of Preferred Stock or debt security upon the exercise of the Rights;

●	the number of Rights issued or to be issued to each holder;

●	the number and terms of the shares of common stock, shares of Preferred Stock or Debt Securities that may be purchased per each right;

●	the extent to which the Rights are transferable;

●	any other terms of the Rights, including the terms, procedures and limitations relating to the exchange and exercise of the Rights;

●	the respective dates on which the holder’s ability to exercise the Rights will commence and will expire;

●	the number of Rights outstanding, if any;

●	a discussion of any material U.S. federal income tax considerations applicable to the rights;

●	the extent to which the Rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such Rights.

The description in the applicable prospectus supplements of any Rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable Rights agreement and/or Rights certificate, which will be filed with the SEC in connection therewith.

DESCRIPTION OF OUR UNITS

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus, which may consist of one or more shares of Class A Common Stock, shares of Preferred Stock, Debt Securities, Warrants, rights or any combination of such securities (the “Units”). While the terms we have summarized below will generally apply to any future Units we may offer pursuant to this prospectus, we will describe the particular terms of any Units that we may offer in more detail in the applicable prospectus supplements. The terms of any Units we offer under a prospectus supplement may differ from the terms we describe below.

The applicable prospectus supplements relating to any Units that we offer will include specific terms of any offering of Units for which this prospectus is being delivered, including the following, to the extent applicable:

●	the designation and terms of the Units and of the securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;

●	whether we will apply to have the Units traded on a securities exchange or securities quotation system;

●	a discussion of any material U.S. federal income tax considerations applicable to the Units; and

●	how, for U.S. federal income tax purposes, the purchase price paid for the Units is to be allocated among the component securities.

The description in the applicable prospectus supplements of any Units that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC in connection therewith.

PLAN OF DISTRIBUTION

We may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

●	to or through underwriters;

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions other than on these exchanges or systems or in the over-the-counter market;

●	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through market makers or into an existing market for the securities;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	an accelerated securities repurchase program;

●	a combination of any of these methods of sale; and

●	any other method permitted pursuant to applicable law.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or other purchasers, persons or entities, and any applicable compensation, in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities being offered by this prospectus will be passed upon for us by Orrick, Herrington & Sutcliffe LLP (“Orrick”). Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Orrick, outside counsel to the Company, certain attorneys within Orrick and certain funds affiliated with Orrick own and/or have an indirect interest in shares of Class A Common Stock.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at www.sec.gov.

Our website address is www.voltacharging.com. On the “Investor Relations” page of our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This registration statement incorporates by reference important business and financial information about Volta that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on April 15, 2022 (as amended by our Form 10-K/A filed on September 9, 2022, our “Annual Report”);

●	Our Quarterly Report on Form 10-Q for the quarters ended March 31, 2022 (as amended by our Form 10-Q/A filed on September 9, 2022) and June 30, 2022, filed on May 13, 2022 and August 12, 2022, respectively;

●	Our Current Reports on Form 8-K, filed on February 9, 2022, February 14, 2022, February 24, 2022 (as amended by our Form 8-K/A filed on March 3, 2022), February 28, 2022, March 1, 2022, March 28, 2022, April 18, 2022 (relating to the appointment of an interim Chief Executive Officer), May 31, 2022, June 10, 2022, June 13, 2022, June 27, 2022, July 12, 2022, July 15, 2022, and August 2, 2022; and

●	The description of our securities filed as an exhibit to our Annual Report.

We also incorporate by reference into this prospectus any further filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” and not filed with the SEC), including all filings filed after the date hereof and prior to the completion of an offering of securities under this prospectus.

We have filed with the SEC this registration statement under the Securities Act covering the shares of Class A Common Stock to be offered and sold by this prospectus and any applicable prospectus supplement. This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits to the registration statement. The registration statement, including the exhibits, can be read at the SEC website referred to below under “Where You Can Find Additional Information.” Any statement made in this prospectus or any prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, document, agreement or other document as an exhibit to the registration statement or any other document incorporated herein by reference, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Volta Inc.
155 De Haro Street
San Francisco, CA 94103
Attention: Investor Relations
Telephone: (415) 583-3805

Volta Inc.

Class A Common Stock

Depositary Shares
Preferred Stock
Senior Debt Securities

Subordinated Debt Securities

Warrants

Rights

Units

PROSPECTUS

    , 2022

PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, in connection with the issuance and distribution of the securities registered hereby.

Amount to be Paid
SEC registration fee		$46,350
FINRA filing fee		75,500
Accounting fees and expenses		**
Legal fees and expenses (including Blue Sky fees)		**
Printing fees		**
Listing fees		**
Transfer agent, trustee and warrant agent fees and expenses		**
Miscellaneous fees and expenses		**
Total	$	**

**	These fees and expenses depend on the securities offered and the number of issuances and accordingly cannot be estimated at this time. The estimates of Volta Inc.’s expenses in connection with securities offered and sold pursuant to this registration statement will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”) generally permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability for (i) with respect to directors and officers, any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) with respect to directors and officers, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) with respect to directors, payments of unlawful dividends or unlawful stock repurchases or redemptions under Section 174 of the DGCL, (iv) with respect to directors and officers, any transaction from which the director or officer derived an improper personal benefit, or (v) with respect to officers, any action by or in the right of the corporation.

Section 145 of the DGCL provides that a corporation may indemnify any person who is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys’ fees), judgments, fines, and settlement amounts actually and reasonably incurred in connection with specified actions, suits, or proceedings brought by third parties, whether civil, criminal, administrative, or investigative (collectively, “Proceedings”), if the individuals acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions and actions brought directly by the corporation, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification of such expenses if the person seeking indemnification has been found liable to the corporation.

Additionally, among other things, Section 145 of the DGCL generally:

●	requires indemnification against expenses (including attorneys’ fees) actually and reasonably incurred by directors and officers, and permits the same for other employees and agents, to the extent they have been successful, on the merits or otherwise, in defending an action, suit, or proceeding or in defense of any claim, issue or matter therein (whether brought by a third party or by or on behalf of the corporation);

●	permits a corporation to pay expenses of defense in advance of the final disposition of an action, suit, or proceeding upon receipt (in the case of a current director or officer) of an undertaking to repay any amounts advanced if it is ultimately determined that the director or officer is not entitled to be indemnified;

●	provides that it is not exclusive of other indemnification and advancement of expenses that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement, or otherwise; and

●	provides that a corporation generally has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

Article VIII of the certificate of incorporation (the “certificate of incorporation”) of Volta Inc., a Delaware corporation (the “Registrant”), contains provisions providing for limitations of director, but not officer, liabilities for monetary damages for breach of fiduciary duties to the fullest extent permitted under the DGCL, and provides that any amendment to or repeal of such Article shall not eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the Registrant existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

Section 6.1 of the Registrant’s bylaws (the “bylaws”) requires indemnification for anyone who is or was a director or officer of the Registrant (or is or was serving at the request of the Registrant as a director, officer, employee, agent or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise) to the full extent permitted under the DGCL as it now exists or may hereafter be amended or interpreted (solely to the extent such amendment or interpretation permits the Registrant to provide broader indemnification rights than were permitted prior thereto) against all expense, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such persons in connection with any Proceeding (collectively, “Expenses”); provided, however, that such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or Proceeding, had no reasonable cause to believe such person’s conduct was unlawful; provided further that the Registrant shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the board of directors of the Registrant (the “Board”) or such indemnification is authorized by an agreement approved by the Board.

Additionally, except as otherwise provided in a written indemnification contract between the Registrant and a director or officer, directors and officers have the right under Section 6.2 of the bylaws to be paid Expenses incurred in defending any such Proceeding in advance of its final disposition, provided that any advancement of Expenses incurred by such an individual in their capacity as a director or officer (but not in any other capacity) will be made only upon delivery to the Registrant of the undertaking required by Section 145 of the DGCL as described above, which undertaking is obtained by the Registrant from such directors and officers when entering into the form indemnification agreements referred to below.

Section 6.5 of the bylaws also provides that, subject to certain conditions, if a claimant successfully (in whole or in part) brings suit against the Registrant to recover the unpaid amount of an eligible claim for indemnification, such person shall be entitled to be paid also the expense (including attorneys’ fees) of prosecuting such claim.

The Registrant has entered into form indemnification agreements with its directors and certain of its officers. Among other things, and subject to certain limitations, the form indemnification agreements provide for advancement and indemnification, within the bounds of Delaware law, for losses directors and officers may incur in connection with or arising out of the performance of their duties.

Section 6.7 of the bylaws also provides that the Registrant may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Registrant or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL. The Registrant accordingly maintains standard director and officer insurance policies which insure its directors and officers against certain liabilities.

The foregoing summaries are necessarily subject to the complete text of the referenced sections of the DGCL, the certificate of incorporation, the bylaws, and the form indemnification agreements and are qualified in their entirety by reference thereto.

Item 16. Exhibits.

Exhibit Number	Exhibit Title
1.1*	Form of Underwriting Agreement.
3.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 1, 2021).
3.2	Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 1, 2021).
3.3	First Amendment to the Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 28, 2022).
4.1	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 1, 2021).
4.2*	Form of Class A Common Stock Warrant Agreement and Warrant Certificate.
4.3*	Form of Preferred Stock Warrant Agreement and Warrant Certificate.
4.4*	Form of Debt Securities Warrant Agreement and Warrant Certificate.
4.5	Form of Senior Indenture between the Registrant and one or more trustees to be named.
4.6	Form of Subordinated Debt Indenture between the Registrant and one or more trustees to be named.
4.7*	Form of Senior Note.
4.8*	Form of Subordinated Note.
4.9*	Form of Depositary Agreement and Depositary Receipt.
4.10*	Form of Rights Agreement and Rights Certificate.
4.11*	Form of Unit Agreement.
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.
8.1*	Opinion of tax counsel as to certain federal income tax matters.
23.1	Consent of Grant Thornton LLP, independent registered public accounting firm.
23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).
23.3*	Consent of tax counsel (to be included in Exhibit 8.1).
24.1	Powers of Attorney (included on signature page).
25.1**	Form T-1 Statement of Eligibility of Trustee with respect to the Senior Indenture.
25.2**	Form T-1 Statement of Eligibility of Trustee with respect to the Subordinated Debt Indenture.
107	Filing Fee Table.

*	To be filed, if necessary, subsequent to the effectiveness of this registration by an amendment to this registration statement or incorporation by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

**	To be filed as an exhibit to a Current Report on Form 8-K or pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 and incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York on September 9, 2022.

VOLTA INC.

By:	/s/ Vincent Cubbage
Vincent Cubbage
Interim Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Vincent Cubbage and Michelle Kley, and each of them, as his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and any and all Registration Statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with or related to the offering contemplated by this Registration Statement and its amendments, if any, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 9, 2022.

Signature	Title

/s/ Vincent Cubbage Vincent Cubbage	Interim Chief Executive Officer and Director

/s/ Stephen Pilatzke Stephen Pilatzke	Chief Accounting Officer

/s/ Eli Aheto Eli Aheto	Director

/s/ Martin Lauber Martin Lauber	Director

/s/ Katherine J. Savitt Katherine J. Savitt	Director

/s/ John J. Tough John J. Tough	Director

/s/ Bonita C. Stewart Bonita C. Stewart	Director